UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON DC 20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or (g) of the

Securities Exchange Act of 1934

THE FRONTIER FUND

(exact name of registrant as specified in its charter)

Delaware	38-6815533
(State of Incorporation)	(IRS Employer Identification No.)

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

(Address of Principal Executive offices including Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box ☐.

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box ☒.

Securities to be registered pursuant to Section 12(b) of the Act

None

Securities to be registered pursuant to Section 12(g) of the Act

Balanced Series-1a

Balanced Series-2a

Long Only Commodity Series-1

Long Only Commodity Series-2

Long/Short Commodity Series-1

Long/Short Commodity Series-2

Managed Futures Index Series-1

Managed Futures Index Series-2

(Title of class)

ITEM I.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

The securities to be registered hereby are (1) the units of beneficial interest (the “Units”) in The Frontier Fund (the “Trust”) designated as Balanced Series-1a Units (the “Balanced Series-1a Units”), (2) the Units designated as Balanced Series-2a Units (the “Balanced Series-2a Units” and, collectively with the Balanced Series-1a Units, the “Balanced Series Units”), (3) the Units designated as Long Only Commodity Series-1 Units (the “Long Only Commodity Series-1 Units”), (4) the Units designated as Long Only Commodity Series-2 Units (the “Long Only Commodity Series-2 Units” and, collectively with the Long Only Commodity Series-1 Units, the “Long Only Commodity Series Units”), (5) the Units designated as Long/Short Commodity Series-1 Units (the “Long/Short Commodity Series-1 Units”), (6) the Units designated as Long/Short Commodity Series-2 Units (the “Long/Short Commodity Series-2 Units” and, collectively with the Long/Short Commodity Series-1 Units, the “Long/Short Commodity Series Units”), (7) the Units designated as Managed Futures Index Series-1 Units (the “Managed Futures Index Series-1 Units”) and (8) the Units designated as Managed Futures Index Series-2 Units (the “Managed Futures Index Series-2 Units” and, collectively with the Managed Futures Index Series-1 Units, the “Managed Futures Index Series Units”). The description of the Balanced Series Units, Long Only Commodity Series Units, Long/Short Commodity Series Units and Managed Futures Index Series Units contained in the Registration Statement on Form S-1 (Registration No. 333-129701) of the Trust, filed with the Securities and Exchange Commission on November 11, 2005, as amended by Pre-Effective Amendment No. 1 to the Registration Statement, filed with the Securities and Exchange Commission on February 8, 2006, and as further amended from time to time (the “Registration Statement”), is hereby incorporated by reference. Any form of prospectus or prospectus supplement or any amendment to the Registration Statement that includes such description(s) and that are subsequently filed by the Trust are hereby incorporated herein by reference.

ITEM 2.	EXHIBITS.

EXHIBIT NO.	DESCRIPTION

4.1	Declaration of Trust and Amended and Restated Trust Agreement of the Registrant (annexed to the Prospectus as Exhibit A)*

4.2	Form of Subscription Agreement (annexed to the Prospectus as Exhibit B)*

4.3	Form of Exchange Request (annexed to the Prospectus as Exhibit C)*

4.4	Form of Request for Redemption (annexed to the Prospectus as Exhibit D)*

4.5	Form of Request for Additional Subscription (annexed to the Prospectus as Exhibit E)*

4.6	Form of Application for Transfer of Ownership / Re-registration Form (annexed to the Prospectus as Exhibit F)*

4.7	Form of Privacy Notice (annexed to the Prospectus as Exhibit G)*

*	Previously filed as like-numbered exhibit to the pre-effective amendment to Registration Statement No. 333-129701 and incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: February 8, 2006	The Frontier Fund (Registrant)

Date: February 8, 2006	By:	/s/ Richard E. Bornhoft
Richard E. Bornhoft President and Chief Executive Officer of Equinox Fund Management, LLC, the Managing Owner of The Frontier Fund